Exhibit 2

                    ALLOCATION OF RESPONSIBILITIES AGREEMENT

         This Agreement made this 31st day of January, 2000 between Advance Biofactures Corporation, a New York corporation having offices at 35 Wilbur Street, Lynbrook, NY 11563(hereinafter called "ABC"), Knoll Pharmaceutical Company, a New Jersey corporation having offices at 3000 Continental Drive - North, Mount Olive, NJ 07828-1234(hereinafter "KPC"), and Smith & Nephew, Inc, a Delaware corporation having offices at 11775 Starkey Road, Largo, FL 33779-1970 (hereinafter "S&N").

                                   WITNESSETH:

WHEREAS, ABC and KPC are parties to an Agreement dated August 16, 1993 (the "License Agreement") pursuant to which ABC granted to KPC an exclusive license to market the Licensed Product (as defined in the License Agreement) in the United States, including the Commonwealth of Puerto Rico, and Canada with the right to sublicense upon prior written consent of ABC (the "Licensed Rights");

WHEREAS, pursuant to the terms of a Sublicense and Assignment Agreement, KPC desires to grant a sublicense of the Licensed Rights to S&N for the period of time during which ABC will be addressing certain regulatory issues raised by the


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U. S. Food and Drug Administration ("FDA") related to the Licensed Product (the
"Compliance Program"), and S&N desires to receive such sublicense (the "Sublicense");

WHEREAS, pursuant to the terms of a Sublicense and Assignment Agreement, KPC desires to assign the Licensed Rights to S&N following FDA approval of the Compliance Program, and S&N desires to receive such assignment (the "Assignment");

WHEREAS, ABC and KPC are parties to a Sublicense Agreement dated December 13, 1999 (the "Sublicense Agreement"), which sets forth the conditions by which ABC has consented to Knoll's Sublicense;

WHEREAS, one condition of the Sublicense Agreement was that ABC and KPC meet to determine the allocation between KPC, S&N, or both, of the rights, duties, and responsibilities under the License Agreement (the "Allocation") for the period during which the Sublicense shall be in effect, and for the period following the Assignment; and

WHEREAS, ABC, KPC and S&N desire to memorialize the Allocation in this Allocation Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it


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

is mutually agreed between the parties hereto as follows:

1. The following sets forth the Allocation. The first column, entitled "License Agreement" shall refer to the Articles and Paragraphs in the License Agreement having the same designation. The second column entitled "Sublicense Period" shall indicate the party or parties which shall have duties or responsibilities under the Article or Paragraph referenced in the first column during the period when the Sublicense shall be in effect. The third column entitled "Assignment Period" shall indicate the party or parties which shall have duties or responsibilities under the Article or Paragraph referenced in the first column following the Assignment.

License           Sublicense                                          Assignment
-------           ----------                                          ----------
Agreement         Period                                              Period
---------         ------                                              ------
1A                 KPC                                                S&N, without the right to sublicense except to a
                                                                      subsidiary or affiliate

1B                 KPC and S&N                                        S&N

2A                 KPC; provided however, that action or inaction     S&N provided that the phrase "starting with the
                   by S&N shall be deemed the action or inaction of   year 2001" shall be inserted after the phrase
                   KPC and provided further that the phrase           "Product for any year" in line 10 of 2A of the
                   "starting with the year 2001" shall be inserted    License Agreement.
                   after the phrase "Product for any year" in line
                   10 of 2A of the License Agreement.

2B                 KPC                                                KPC, except S&N shall be substituted for KPC in

3A                 [Redacted]                                         [Redacted]

3B                 KPC                                                KPC


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

3C                 KPC                                                KPC

4A                 KPC                                                KPC shall pay royalties to ABC; and S&N shall
                                                                      provide information on Net Sales of the Licensed
                                                                      Product.

4B                 KPC and S&N                                        KPC and S&N shall each keep accurate records for
                                                                      calculating royalties and shall make such records
                                                                      available for examination. S&N shall confer with
                                                                      ABC respecting sales and marketing of Licensed
                                                                      Product.

5                  N/A                                                N/A

6                  KPC and S&N                                        KPC and S&N

7                  KPC and S&N; provided, ABC shall seek permission   S&N; provided, ABC shall seek permission from S&N
                   from KPC or S&N to reference or make copies of     to reference or make copies of reports unless such
                   reports from the source of such reports unless     reports have appeared in published literature.
                   such reports have appeared in published
                   literature.

8A                 KPC                                                KPC

8B                 KPC with respect to payment for Collagenase        KPC with respect to payment for Collagenase Powder
                   Powder and Services, as both terms are defined     and Services and KPC's anticipated requirements of
                   in the License Agreement, used in Licensed         Collagenase Powder for manufacture of new dosage
                   Product, and KPC's anti-cipated requirements of    forms of Licensed Product. S&N with respect to
                   Collagenase Powder for manufacture of new dosage   marketing new dosage forms of Licensed Products
                   forms of Licensed Product. S&N with respect to     and one-time payment therefor.
                   marketing new dosage forms of Licensed Products
                   and one time payment therefor.

8C                 KPC                                                KPC

8D                 KPC                                                KPC

8E                 KPC                                                KPC

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

8F                 KPC                                                KPC

8G                 KPC                                                KPC

8H                 KPC                                                KPC

8I                 KPC and S&N                                        KPC and S&N

9                  KPC                                                KPC with respect to the supply of Licensed
                                                                      Product, and S&N with respect to matters related
                                                                      to the exclusive license.

10A                KPC                                                The  License  Agreement  shall renew as of the date
                                                                      that the  Assignment  is granted,  and shall remain
                                                                      in effect  until  August 16, 2013 (i.e.;  the right
                                                                      under  this  provision  of KPC or S&N to  terminate
                                                                      the  License  Agreement  at the end of the  initial
                                                                      ten year  term  shall be deemed  waived).  The term
                                                                      of   the   License   Agreement   shall   thereafter
                                                                      automatically  renew for an additional  term of ten
                                                                      (10) years;  provided S&N may terminate the License
                                                                      Agree-ment  as of  August  16,  2013  upon not less
                                                                      than six (6) months prior written notice to ABC."

10B                KPC and S&N; provided, however, that the words     KPC and S&N; provided, however, that the words
                   "enzymatic pharmaceutical" shall be inserted       "enzymatic pharmaceutical" shall be inserted after
                   after the word "another" in line 3 of 10B of the   the word "another" in line 3 of 10B of the License
                   License Agreement. The owner of the Santyl(R)      Agreement. The owner of the Santyl(R); trademark as
                   trademark as of the date of termination shall be   of the date of termination shall be obligated to
                   obligated to assign such trademark to ABC.         assign such trademark to ABC.

10C                KPC                                                In the event of a default by KPC or S&N which
                                                                      could result in termination of the License
                                                                      Agreement, ABC and the non-defaulting  party shall
                                                                      use their best efforts to avoid termination with
                                                                      respect to the non-defaulting party, and shall
                                                                      seek a commercially reasonable


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

                                                                      alternative means of achieving the main goals and
                                                                      purposes of the License Agreement.

10D                N/A                                                N/A

11                 KPC                                                KPC and S&N

12A                KPC                                                KPC and S&N

12B                KPC                                                An assignment under the License Agreement by ABC,
                                                                      KPC, or S&N shall require the prior written
                                                                      consent of the other two parties.

13A                KPC                                                KPC

13B                KPC                                                KPC and S&N

14                 N/A                                                N/A

15                 N/A                                                N/A


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

ADVANCE BIOFACTURES CORPORATION                     KNOLL PHARMACEUTICAL COMPANY

By: /s/ Thomas Wegman                               By: /s/ Carter H. Eckert
    -----------------                                   ----------------------
Title: Executive Vice President                     Title: President
       ------------------------                            ---------
Date: January 31, 2000                               Date: January 31, 2000
      ----------------                                     ----------------

                                                     SMITH & NEPHEW, INC

                                                     By: /s/ Rod Skaggs Jr.
                                                         ----------------------

                                                     Title: President
                                                            ----------------

                                                     Date: January 31, 2000
                                                           -------------------

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